Exhibit 3.2

VERI-TEK INTERNATIONAL, CORP.

(a Michigan corporation)

Amendment No. 1 to Amended and Restated Bylaws

of Veri-Tek International, Corp.

Effective: December 5, 2007

By an action by written consent in lieu of a special meeting of the Board of Directors of Veri-Tek International, Corp. (the “Corporation”), dated December 5, 2007, the Board of Directors unanimously approved an amendment to the Corporation’s Amended and Restated Bylaws to increase the number of directors authorized to serve on the Corporation’s Board of Directors and to allow the Board of Directors to modify the number of directors authorized to serve on the Corporation’s Board of Directors from time to time, as follows:

Article III, Board of Directors, Section 1 of the Amended and Restated Bylaws of the Corporation is hereby amended and shall read as follows:

“The affairs of this Corporation shall be managed by a Board of not less than one (1) or more than six (6) Directors, who need not be shareholders. The number of Directors may be increased or decreased from time to time by resolution of the Board of Directors, but no decrease shall have the effect of shortening the term of any incumbent director. They shall be elected by shareholders at each regular annual meeting and shall hold office for one (1) year or until their successors have been elected and seated, unless sooner displaced. A majority of the Directors shall constitute a quorum for transacting business.”

AMENDED AND RESTATED

BYLAWS

OF

VERI-TEK INTERNATIONAL, CORP.

ARTICLE I

OFFICES

SECTION 1. The principal and registered offices of the Corporation shall be in the County of Oakland, State of Michigan.

SECTION 2. The Corporation may also have offices at such other places as the Board of Directors may from time to time determine.

ARTICLE II

SHAREHOLDERS AND SHAREHOLDERS’ MEETINGS

SECTION 1. The shareholders of this Corporation shall be those who appear on the books of the Corporation as holders of one or more shares of the capital stock.

SECTION 2. Any and all meetings of shareholders, and of the Board of Directors, may be held within or without the State of Michigan, provided that no meeting of the shareholders shall be held at a place other than the registered office in the State of Michigan, except pursuant to Bylaw, or resolution adopted by the Board of Directors.

SECTION 3. The annual meeting of shareholders for the election of the Directors and for transacting such other business as may properly come before such meeting shall be held each year on a date selected at the discretion of the Board of Directors. In lieu of any date specified in the first sentence of this sub-paragraph, such annual meeting in any year may be held on another date which is not a Sunday or legal holiday, and which is not earlier than three (3) months before and not later than eight (8) months after the ending of the Corporation’s fiscal year.

SECTION 4. Notice of meetings, written or printed, for every annual meeting or special meeting of shareholders shall be prepared by the Secretary and by him mailed to the last known post office address of each shareholder having voting rights, not less than ten (10) nor more than sixty (60) days prior to the date of such meeting. Such notice shall state the time, place and purposes thereof; provided, however, that any annual or special meeting of shareholders may be held without notice when all shareholders having voting rights are represented in person or by proxy at such meeting, except when the shareholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. In no case shall a failure to mail the notice required in this paragraph, or any irregularity in such notice, affect the validity of any annual meeting of shareholders, or of any proceedings had at such meetings.

SECTION 5. The holders of a majority of the stock issued and outstanding, and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law. If, however, such majority shall not be present or represented at any meeting of shareholders, the shareholders (entitled to vote thereat) present in person or by proxy shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting, at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 6. At such meeting of shareholders every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing and subscribed by such shareholder or his authorized agent or representative and bearing a date not more than three (3) months prior to the said meeting. The vote for Directors shall be by ballot. All elections shall be had and all questions decided by a plurality vote, unless otherwise provided by statute or the Bylaws.

SECTION 7. A complete list of shareholders entitled to vote at a shareholders’ meeting or any adjournment thereof, arranged alphabetically, within each class and series, with the address of, and the number of shares held by, each shareholder, shall be prepared and certified by the Secretary, shall be produced at the time and place of the meeting, shall be subject to inspection by any shareholder during the whole time of the meeting, and shall be prima facie evidence as to who are the shareholders entitled to examine the list or to vote at the meeting.

SECTION 8. A special meeting of shareholders may be called at any time by the Chairman of the Board, President, by a majority of the Board of Directors, or by holders of a majority of the outstanding shares of the Corporation having the right to vote at such meeting. Upon receipt of a specification in writing setting forth the date and objects of such proposed special meeting, signed by the Chairman of the Board, President, a majority of the Board of Directors or by shareholders as above provided, the Secretary of this Corporation shall prepare, sign and call the notice requisite to such meeting.

SECTION 9. The order of business at all shareholders’ meetings shall be:

A.	Roll Call.

B.	Proof of Proper Notice of Meeting.

C.	Reports of Officers.

D.	Reports of Committees.

E.	Transaction of Business Set Forth in the Notice.

F.	Adjournment.

In the absence of any objection, the presiding officer may vary the order of business at his discretion.

ARTICLE III

BOARD OF DIRECTORS

SECTION 1. The affairs of this Corporation shall be managed by a Board of not less than one (1) or more than five (5) Directors, who need not be shareholders. They shall be elected by shareholders at each regular annual meeting and shall hold office for one (1) year or until their successors have been elected and seated, unless sooner displaced. A majority of the Directors shall constitute a quorum for transacting business.

SECTION 2. In addition to the powers and authorities expressly conferred upon it by the Bylaws, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by the Bylaws directed or required to be exercised or done by the shareholders.

SECTION 3. In the event of a vacancy or vacancies in the Board of Directors, however caused, the remaining Directors, though less than a majority of the whole authorized number of Directors, may, by the vote of a majority of their number, fill any such vacancy until the next annual meeting of shareholders, at which time the shareholders shall fill the vacancy.

SECTION 4. Any Director may resign at any time by an oral statement made at a meeting of the Board of Directors or in a writing to that effect delivered to the Secretary. Such resignation may take effect immediately or at such other time as the Director may specify.

SECTION 5. Immediately after each annual meeting of shareholders, the newly-elected Directors shall hold an organizing meeting to elect officers and to transact any other appropriate business. Notice of such meeting need not be given.

SECTION 6. Regular meetings of the Board of Directors shall be held at such times and places within or without the State of Michigan as may be determined by the Board of Directors.

SECTION 7. Special meetings of the Board of Directors may be held at any time within or without the State of Michigan upon call by the Chairman of the Board, President or any two Directors. Written notice of the time and place of such meeting shall be given to each Director either by personal delivery or by mail, telegram or cablegram at least three (3) days before the meeting. The notice need not specify the purpose of the meeting; provided, however, that attendance of any Director at such meeting, without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by him of notice of such meeting. Such notice may be waived in writing by any Director either before or after such meeting, which waiver shall be filed with or entered upon the records of the meeting. Unless otherwise indicated in the notice, any business may be transacted at any organizational, regular or special meeting.

SECTION 8. A quorum of the Board of Directors shall consist of a majority of the Directors then in office; provided, that a majority of the Directors present at a meeting duly held, whether or not a quorum present, may adjourn such meeting from time to time. If a meeting is adjourned, notice of such adjournment need not be given if the time and place to which such meeting is adjourned are fixed and announced at such meeting. At each meeting of the Board of Directors at which a quorum is present, all of the questions and business shall be decided by a majority vote of those present except as otherwise specifically provided by statute, the Articles of Incorporation or the Bylaws.

SECTION 9. Any action which may be authorized or taken at a meeting of the Board of Directors may be authorized or taken without a meeting in a writing or writings approved and signed by all of the Directors. Such writing or writings shall be filed with or entered upon the records of the Corporation.

SECTION 10. The Board of Directors may, at any time, appoint from its members an executive, finance or other committee or committees, consisting of such number of members, but not less than two (2), as the Board of Directors may deem advisable, together with such alternates as the Board of Directors may deem advisable, to take the place of any absent member, all of whom shall hold office at the pleasure of the Board of Directors. Any such committee shall act only in the intervals between meetings of the Board of Directors and shall have such authority of the Board of Directors as may, from time to time, be delegated by the Board of Directors, except the authority to amend the Articles of Incorporation, adopt an agreement of merger or consolidation, recommend to shareholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommend to shareholders the dissolution of the Corporation or a revocation of dissolution, amend the Bylaws of the Corporation, fill vacancies in the Board of Directors or in any committee of the Board of Directors, fix compensation of the Board of Directors for serving on the Board, or on a committee, declare a dividend or authorize the insurance of stock. Subject to the aforesaid exceptions, any person dealing with the Corporation shall be entitled to rely upon any act or authorization of any act by any such committee, to the same extent as an act or authorization of the Board of Directors. Each committee shall keep full and complete records of all dealings and actions, which shall be open to Inspection by the Directors. Unless otherwise determined by the Board of Directors, such committee may adopt its own methods of procedure. Such committee may act at a meeting by a majority of its members or without a meeting by a writing or writings signed by all of its members.

SECTION 11. The compensation of Directors and officers shall be fixed by the Board. Compensation of employees and agents may be fixed by the Board.

ARTICLE IV

OFFICERS

SECTION 1. The Board of Directors, at its first meeting after each annual meeting of shareholders, shall elect a President, a Secretary and a Chief Financial Officer, and may also elect and designate as an officer a Chairman of the Board. The Board of Directors may also from time to time appoint, or delegate authority to the Corporation’s Chief Executive Officer or appoint, such other officers and agents as it deems advisable. Any number of offices may be held by the same person, but an officer shall not execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law to be executed, acknowledged or verified by two or more officers. An officer has such authority and shall perform such duties in the management of the Corporation as provided in these Bylaws, or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws, and as generally pertain to their offices, subject to the control of the Board of Directors.

SECTION 2. The officers of the Corporation shall hold office until their successors are elected. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. If any office becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the Board of Directors.

SECTION 3. The Chairman of the Board shall be a Director and preside at all meetings of shareholders, and of the Board of Directors. In the absence of the Chief Executive Officer, he shall assume such other powers and duties of the President.

SECTION 4. The President, or such other person as designated by the Board, shall be the Chief Executive Officer of the Corporation and shall have the general powers of supervision and management of the business and affairs of the Corporation usually vested in the Chief Executive Officer of a corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. If no designation of Chief Executive Officer is made, or if there is no Chairman of the Board, the President shall be the Chief Executive Officer. The Chief Executive Officer may delegate to the other officers such of his or her authority and duties at such time and in such manner as he or she deems advisable.

SECTION 5. The Vice-President shall perform all the duties usually appertaining to that office, and shall exercise the duties of the President in the absence of the President, other than those powers and duties assumed by the Chairman of the Board of Directors in accordance with Article IV, Section 3, of these Bylaws.

SECTION 6. The Secretary shall act under the direction of the Corporation’s Chief Executive Officer and President. The Secretary shall attend all shareholders’ and Board of Directors’ meetings, record minutes of the proceedings and maintain the minutes and all documents evidencing corporate action taken by written consent of the shareholders and Board of Directors in the Corporation’s minute book. The Secretary shall perform these duties for Board committees when required. The Secretary shall see to it that all notices of shareholders’ meetings and special

Board of Directors’ meetings are duly given in accordance with applicable law, the Articles of Incorporation and these Bylaws. The Secretary shall have custody of the Corporation’s seal and, when authorized by the Corporation’s Chief Executive Officer, President or the Board of Directors, shall affix the seal to any instrument requiring it and attest such instrument.

SECTION 8. The Chief Financial Officer shall act under the direction of the Corporation’s Chief Executive Officer and President. The Chief Financial Officer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of the Corporation’s assets, liabilities, receipts and disbursements in books belonging to the Corporation. The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Corporation’s Chief Executive Officer, the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Corporation’s Chief Executive Officer, the President and the Board of Directors (at its regular meetings or whenever they request it) an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation. If required by the Board of Directors, the Chief Financial Officer shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board prescribes.

SECTION 9. The Assistant Secretary shall possess the powers and perform the duties of the Secretary in the absence or disability of the latter. He shall at all times act as an assistant to the Secretary and have such powers and perform such duties of the Secretary as shall be assigned to him by the Board of Directors or by the Secretary. In case both the Secretary and Assistant Secretary are at the same time absent or unable to perform their duties, the Board of Directors may appoint a Secretary pro tempore with powers and duties to act as Secretary during the absence and disability of both the Secretary and Assistant Secretary.

SECTION 10. The Assistant Chief Financial Officer shall possess the powers and perform the duties of the Chief Financial Officer in the absence or disability of the latter and he shall at all times act as an assistant to the Chief Financial Officer. He shall have such powers to perform such duties of the Chief Financial Officer as shall be assigned to him by the Board of Directors or the Chief Financial Officer.

SECTION 11. The Board of Directors may designate an officer or agent with authority to execute any contract or other instrument on the Corporation’s behalf; the Board may also ratify or confirm any such execution. If the Board authorizes, ratifies or confirms the execution of a contract or instrument without specifying the authorized executing officer or agent, the Corporation’s Chief Executive Officer, the President, any Executive Vice President or Vice President or the Chief Financial Officer may execute the contract or instrument in the name and on behalf of the Corporation and may affix the corporate seal to such document or instrument.

SECTION 12. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any Director, provided a majority of the Board concur therein.

SECTION 13. The several officers of the Corporation are empowered and authorized to perform such other and further duties as from time to time may be assigned to their respective offices by action of the Board of Directors.

SECTION 14. The Directors may by resolution require any and all officers of the Corporation and any and all employees of the Corporation to give bond to the Corporation with sufficient sureties conditioned upon the faithful performance of the duties of their respective offices or employment.

ARTICLE V

INDEMNIFICATION

SECTION 1. Every person who is or has been a Director or officer of the Corporation or an agent of the Corporation serving on any committee administering the Corporation’s employee benefit plans, or any other agent of the Corporation designated by resolution of the Board of Directors to be entitled to indemnification, including the personal representatives of any such deceased person, of the Corporation, or of any other corporation which he serves or served as such at the request of the Corporation because of the Corporation’s interest, direct or indirect, as owner of shares of capital stock or as a creditor, shall to the full extent now or hereafter permitted by law, be indemnified by the Corporation against any and all liability and reasonable expense (including but not limited to, counsels’ and accountants fees, investigation cost, travel, transcripts, disbursements, settlement amounts, judgments, fines or penalties) paid by or incurred by him in connection with, in settlement of or resulting from any claim, action, suit or proceeding (whether by or in the name of the Corporation or such other corporation, or otherwise), civil, criminal, administrative or investigative, including any appeals relating, thereto, in which he may be involved or threaten to be involved, as a party or otherwise, by reason of his being or having been a Director, officer or employee of the Corporation or such other corporation, or by reason of any action taken or not taken in the course and scope of his function as such officer or employee or in his capacity as such Director.

The Corporation shall indemnify, insure and save harmless all officers, Directors and advisory committees, past, present and future, and all other persons now or hereafter involved, or deemed to be, in a fiduciary capacity in connection with the Company’s pension plan or other plans governed by, subject to and/or covered by the Employee Retirement Income Security Act of 1974; said self-insurance is to indemnify, insure and save harmless all such officers, Directors, advisory committees and other persons from and against all loss, cost, damage or expense, including attorney fees and any other expenses incurred as a result of or arising out of their activity, jointly and/or severally, in connection with such pension plan or other plan covered by the Employee Retirement Income Security Act of 1974, as amended, pertaining to any such fiduciary liability.

The foregoing rights of indemnification shall be in addition to any other rights to which any such director or officer may be entitled as a matter of law.

SECTION 2. The Board of Directors (whether or not a quorum of disinterested Directors), in granting indemnification, may rely upon the written advice of legal counsel that in the latter’s opinion such indemnification is permitted by law. Any Director, officer or employee who has been refused indemnification by the Corporation shall, nevertheless, be indemnified if a court of competent jurisdiction determines such indemnification is permitted by law.

SECTION 3. The Corporation may advance funds to cover expenses incurred with respect to any claim, action, suit or proceeding of the character, actual or threatened, described in Section 1 of this Bylaw, prior to the final disposition thereof, upon receipt of an undertaking by such person to repay the amount so advanced if and to the extent it should ultimately be determined by a court of competent jurisdiction that he was not entitled to indemnification under this Bylaw.

SECTION 4. The intention of this Bylaw is to provide indemnification with the broadest and most inclusive coverage permitted by law (a) at the time of the act or omission to be indemnified against or (b) so permitted at the time of carrying out such indemnification, whichever of (a) and (b) may be the broader or more inclusive, and permitted by law to be applicable. If the indemnification, permitted by law at this present time, or any future time, shall be broader or more inclusive than the provisions contained in this Bylaw, then indemnification shall nevertheless extend to the broadest and most inclusive permitted by the law at any time, and this Bylaw shall be deemed to have been amended accordingly. If any provision or portion of this Article shall be found in any action, suit or proceeding to be invalid or ineffective, the validity and effect of the remaining parts shall not be affected.

ARTICLE VI

CAPITAL STOCK

SECTION 1. Every shareholder shall be entitled to a stock certificate signed by the Chairman of the Board, President or Vice President and by the Secretary, Assistant Secretary or Chief Financial Officer (except that where any such certificate is signed by a transfer agent, and by a registrar, the signatures of such Chairman of the Board, President, Vice-President, Secretary, Assistant Secretary or Chief Financial Officer may be facsimiles, engraved or printed) and sealed with the seal of the Corporation (or bearing a facsimile of such seal), certifying the number of shares represented by such certificates.

SECTION 2. Shares shall be transferable on the books of the Corporation by the persons named in the certificate or by power of attorney lawfully constituted in writing, upon surrender of the certificate thereof. A record shall be made of every transfer and issue. Whenever any transfer is made for collateral security only and not absolutely, that fact shall be noted in the entry of such transfer.

SECTION 3. The Board of Directors shall set a record date, which shall be not less than ten (10) nor more than sixty (60) days prior to (a) the date of any meeting of shareholders, (b) the date for the payment of any dividends, (c) the date for the allotment of rights, (d) the date when any change of conversion or exchange of capital stock shall go into effect, as the record date for determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights or to exercise the rights in respect of any such change, conversion, or exchange of capital stock. In such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of stock on the books of the Corporation or otherwise after the record date is fixed as aforesaid. Nothing in this Section shall affect the rights of the shareholder and his transferee or transferor as between themselves.

SECTION 4. The Corporation shall have the right to treat the registered holder of any share as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall receive actual or other notice thereof, save as maybe otherwise provided by the statutes of Michigan.

SECTION 5. The Board of Directors shall have power and the authority to make such rules and regulations as the Board shall deem expedient regulating the issue, transfer and registration of certificates for shares of stock of this Corporation.

SECTION 6. No certificates for shares of the capital stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except by consent of the Board of Directors. The Board of Directors may at its discretion require the owner of the lost or destroyed certificates, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate. The Board of Directors, in its discretion, may refuse to issue such new certificate, save upon the order of a court having jurisdiction in such matters.

ARTICLE VII

VOTING STOCK IN OTHER CORPORATIONS

Unless otherwise voted by the Board of Directors, the President shall have full power and authority, on behalf of this Corporation, to attend, to act and to vote at any meetings of shareholders of any corporation in which this Corporation may hold stock, and at any such meeting, shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors, by resolution, may confer like powers upon any other person or persons.

ARTICLE VIII

CHECKS

All checks, drafts, orders for the payment of money, notes or evidences of indebtedness issued in the name of the Corporation shall be signed by such officer, officers, agent or agents of the Corporation, and in such manner, as shall be determined by action of the Board of Directors.

ARTICLE IX

FISCAL YEAR

The fiscal year of the Corporation shall end on December 31 of each year unless altered by the Board of Directors.

ARTICLE X

DIVIDENDS

Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, from earned surplus or capital surplus. In determining earned surplus the judgment of the Board of Directors shall be conclusive, in the absence of bad faith or gross negligence.

The Board of Directors shall have authority to set apart, out of any funds available for dividends, such reserve or reserves, for any purpose, as the Board in its discretion shall approve. The Board shall have power and authority to abolish any reserve created by the Board.

ARTICLE XI

NOTICES

SECTION 1. Whenever under the provisions of these Bylaws, notice is required to be given to any Director, officer or shareholder, it shall not be construed to mean personal notice. Such notice, unless otherwise provided by these Bylaws or by statute, may be given in writing by depositing the same in the Post Office or letterbox in a postpaid sealed wrapper, addressed to such shareholder, officer or Director at his address as it appears on the records of the Corporation.

SECTION 2. Whenever any notice is required to be given by statute or under the provisions of the Articles of Incorporation or Bylaws of this Corporation, a waiver thereof, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE XII

SEAL

The Board of Directors may, in their discretion, obtain a corporate seal for this Corporation which shall be an impression upon paper or wax of a circular device, within which shall be the words “Corporate Seal” surrounded by the name of the Corporation and the word “Michigan” within containing circumferential lines. Said seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced.

ARTICLE XIII

AMENDMENT OF BYLAWS

These Bylaws may be amended, altered, changed, added to or repealed by the affirmative vote of a majority of shares entitled to vote at any regular or special meeting of the shareholders if notice of the proposed amendment, alteration, change, addition or repeal be contained in the notice of the meeting, or by the affirmative vote of a majority of the Board of Directors at a regular or special meeting of the Board; provided that, any Bylaws made by the affirmative vote of a majority of the Board of Directors as provided herein may be amended, altered changed, added to or repealed by the affirmative vote of a majority of the shares entitled to vote at any regular or special meeting of the shareholders.